EXHIBIT 16

SCUDDER INTERNATIONAL FUND, INC.

SCUDDER INVESTMENT TRUST

SCUDDER MUNICIPAL TRUST

SCUDDER TAX FREE TRUST

SCUDDER VARIABLE SERIES I

Power of Attorney

We, the undersigned Trustees of each of the funds listed on Schedule A hereto (the “Funds”), hereby severally constitute and appoint Daniel O. Hirsh, John Millette and Caroline Pearson, and each of them singly, our true and lawful attorney and agent, with full power to them and each of them, to sign for us, and in our names and in the capacities indicated below, any Registration Statement on Form N-14 for each Fund and any and all amendments (including post-effective amendments) to said Registration Statements and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

WITNESS my hand and seal on the date set forth below.

SIGNATURE	TITLE	DATE
/s/ Dawn-Marie Driscoll Dawn-Marie Driscoll	Chair of the Board; Trustee	July 22, 2004

/s/ Henry P. Becton, Jr. Henry P. Becton, Jr.	Trustee	July 22, 2004

/s/ Keith R. Fox Keith R. Fox	Trustee	July 22, 2004

/s/ Louis E. Levy Louis E. Levy	Trustee	July 22, 2004

/s/ Jean Gleason Stromberg Jean Gleason Stromberg	Trustee	July 22, 2004

/s/ Jean C. Tempel Jean C. Tempel	Trustee	July 22, 2004

/s/ Carl W. Vogt Carl W. Vogt	Trustee	July 22, 2004

SCHEDULE A

Scudder Growth and Income Fund

Scudder Capital Growth Fund

Scudder Managed Municipal Bond Fund

Scudder Greater Europe Growth Fund

Scudder Intermediate Tax/AMT Free Fund

Scudder International Fund

Scudder SVS I Growth and Income Portfolio

Scudder SVS I Capital Growth Portfolio